UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road, Suite 414

Vaughan, Ontario, Canada L4K 0B1

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	WKSP	The Nasdaq Stock Market LLC
Warrants to purchase common stock	WKSPW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2021, Worksport Ltd. (the “Company” or “us” or “we”) entered into an Agreement (the “Agreement”) with AI Media Data LLC (“MD”).

Pursuant to the Agreement, MD will build out a social media presence to develop a network of multiple media accounts across different online platforms (the “Network”).

The object of the Agreement is for MD to produce a minimum of three (3) million followers of the Company created by or through the Network (the “Goal”).

The Network will consist of but will not be limited to automotive-related social media Accounts, for the Company to directly and indirectly increase exposure of its products, drive brand awareness, increase online sales, and decrease future social media marketing costs.

MD will spend $1,500,000 of its own capital to expand the Network. MD may dedicate additional financial resources determined by MD to be beneficial or necessary to accomplish the Goal.

MD shall dedicate daily and weekly staff members to maintain and continue to grow the Network on a daily basis. MD’s team members dedicated to this purpose may include such professionals as a daily social marketing consult, weekly social media trend researchers to increase hashtag visibility, daily media planners and posters, and weekly ad managers.

As compensation, the Company will issue MD 700,000 shares of its Common Stock (the “Shares”) and an option (the “Option”) to purchase 400,00 shares of its Common Stock at an exercise price of $5.32 per share, the closing price of the Company’s Common Stock on September 1, 2021.

The Shares and Option were approved by the Company’s Compensation Committee on August 31, 2021.

The Shares vested upon execution of the Agreement. The Option will vest in 100,000 increments, every six months beginning on September 1, 2021. The Option will expire on September 1, 2026.

If MD is able to deliver six (6) million followers under the Network, MD will be issued an additional 250,000 shares of restricted Common Stock.

This Agreement has a term of 24 months, or, until MD reaches the Goal of 3 million followers, whichever is sooner. In the event that MD reaches 3 million followers, MD will have been considered to have fully performed under the Agreement and be entitled to its full compensation.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 31, 2021, the Company acquired TerraVis Energy, Inc. (“TerraVis”). TerraVis was formed by the Company to focus on advancing renewable, green energy-based technologies. As of the date of this Current Report on Form 8-K, TerraVis has no assets or liabilities, has generated no revenue and has no expenditures.

Lorenzo Rossi was appointed as the sole director and officer of TerraVis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
1.1	Agreement, dated as of September 1, 2021 between the Company and AI Media Data LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: September 7, 2021	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer
(Principal Executive Officer)